EXHIBIT 23.1

                        CONSENT OF VASQUEZ & COMPANY,LLP


         We hereby consent to the incorporation by reference in this Registration Statement on form S-8 of our report dated March 29, 2002 which appears in the CBCom, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2001 which is incorporated herein by reference.





Vasquez & Company, LLP

July 31, 2002







































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